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                                                                  EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                   Organized Under    Percentage
                                                     the Laws of       Ownership
                                                     -----------       ---------
CONSOLIDATED SUBSIDIARIES:
--------------------------
   A.H. Julius Rohde GmbH. . . . . . . . . . . . . . Germany                100%
   Apache Railway Corporation. . . . . . . . . . . . Arizona                100%
   Atlanta & Saint Andrews Bay Railroad Company. . . Florida                100%
   Baie Holdings Limited (NPL) . . . . . . . . . . . Canada                 100%
   Cameo Container Corporation . . . . . . . . . . . Illinois               100%
   Cartomills, S.A.. . . . . . . . . . . . . . . . . Belgium                100%
   Cartomills France S.A.R.L.. . . . . . . . . . . . France                 100%
   Cartonnages Robert Delubac S.A.R.L. . . . . . . . France                99.8%
   Cousins Leasing Corporation . . . . . . . . . . . New York               100%
   DST Design Service Team GmbH. . . . . . . . . . . Germany                100%
   Europa Carton AG. . . . . . . . . . . . . . . . . Germany                100%
   Europapel, S.A. . . . . . . . . . . . . . . . . . Spain                 93.1%
   Eurotrend Gesellschaft Gmbh.. . . . . . . . . . . Germany                100%
   Fowler Specialty Packaging, Inc.. . . . . . . . . Delaware               100%
   Gamache Exploration & Mining Co. Ltd (NPL). . . . Canada                 100%
   Graficarton, S.A. . . . . . . . . . . . . . . . . Spain                 94.7%
   Grundstrucks-Verwaltungsgesellschaft Altona mbh . Germany                 95%
   IFP Packungsgestaltung GmbH . . . . . . . . . . . Germany                100%
   IDENTITY Institute fur Corporate Design GmbH. . . Germany                100%
   Indonesian Container Investments Corporation. . . British Virgin Islands 100%
   Inversiones Stone de Argentina (BVI) Ltd. . . . . British Virgin Islands 100%
   Inversiones Stone de Chile (BVI) Ltd. . . . . . . British Virgin Islands 100%
   Leasing-Kontor Fur Investitionsguter GmbH . . . . Germany                100%
   Orangeburg Trucking, Inc. . . . . . . . . . . . . South Carolina         100%
   Oxford Holdings, Inc. . . . . . . . . . . . . . . Delaware               100%
   Societe Emballages des Cevennes, S.A. . . . . . . France                99.8%
   Societe Europeenne de Carton S.A.R.L. . . . . . . France                 100%
   Southwest Forest Insurance Company, Ltd.. . . . . Bermuda                100%
   Speditions-Gesellschaft Visurgis mbh. . . . . . . Germany                100%
   SSJ Corporation . . . . . . . . . . . . . . . . . Delaware               100%
   Ston Forestal, S.A. . . . . . . . . . . . . . . . Costa Rica             100%
   Ston Forestal Panama S.A. . . . . . . . . . . . . Panama                 100%
   Stone Communications Corporation. . . . . . . . . Delaware               100%
   Stone Connecticut Paperboard Properties, Inc. . . Delaware               100%
   Stone Container Administradora
          Argentina (BVI) Ltd. . . . . . . . . . . . British Virgin Islands 100%
   Stone Container Asia Corporation. . . . . . . . . Delaware               100%
   Stone Container Australia Pty., Ltd.. . . . . . . Australia              100%
   Stone Container (Canada) Inc. . . . . . . . . . . Canada                 100%
   Stone Container (China) Corporation . . . . . . . British Virgin Islands 100%
   Stone Container de Mexico S.A. de C.V.. . . . . . Mexico                 100%
   Stone Container Espana, S.A.. . . . . . . . . . . Spain                  100%
   Stone Container Finance Company of Canada . . . . Nova Scotia            100%
   Stone Container GmbH. . . . . . . . . . . . . . . Germany                100%


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                                                   Organized Under    Percentage
                                                     the Laws of       Ownership
                                                     -----------       ---------
CONSOLIDATED SUBSIDIARIES:
--------------------------
   Stone Container International Corporation . . . . U.S. Virgin Islands    100%
   Stone Container Latin America Corporation . . . . Delaware               100%
   Stone Papers, Inc.. . . . . . . . . . . . . . . . Delaware               100%
   Stone Receivables Corporation . . . . . . . . . . Delaware               100%
   Stone/River House Australian Investments, Inc.. . Delaware               100%
   Stone Venepal (Celgar) Pulp Inc.. . . . . . . . . Canada                  90%
   Stone-Ven Investments, Inc. . . . . . . . . . . . Delaware               100%
   Strong-Robinette Bag Company, Inc.. . . . . . . . Virginia               100%
   WWG Weser-Werstoff-Gesellschaft mbH . . . . . . . Germany                 51%
   Wellpappenwerk Waren GmbH . . . . . . . . . . . . Germany                100%
   2736551 Canada Inc. . . . . . . . . . . . . . . . Canada                 100%


NON-CONSOLIDATED ENTITIES:
-------------------------
   Aspamill, Inc.. . . . . . . . . . . . . . . . . . Canada                  45%
   Associated Paper Mills (Ontario) Limited. . . . . Canada                  45%
   Bridgewater Paper Company Limited . . . . . . . . England               46.6%
   Bridgewater Paper Leasing Limited . . . . . . . . England               46.6%
   Bridgewater Newsprint Limited . . . . . . . . . . England               46.6%
   Cartonex Bernal S.A.. . . . . . . . . . . . . . . Argentina               50%
   Cartonex S.A.  I.C.F.Y.F. . . . . . . . . . . . . Argentina               50%
   Corrupac S.A. . . . . . . . . . . . . . . . . . . Chile                   50%
   Cartonnages MGC S.A.. . . . . . . . . . . . . . . France                  50%
   Cheshire Recycling Limited. . . . . . . . . . . . England               46.6%
   Compagnie d'Estacades de La Cascapedia, Inc.. . . Canada                  50%
   Compagnie de Flottage due St. Maurice Limitee . . Canada                36.3%
   Estrella de Osa S.A.. . . . . . . . . . . . . . . Costa Rica              49%
   Financiere Carton Papier. . . . . . . . . . . . . France                  50%
   Florida Coast Paper Company, LLC. . . . . . . . . Delaware                50%
   Florida Coast Paper Corporation . . . . . . . . . Delaware                50%
   Florida Coast Paper Finance Corporation . . . . . Delaware                50%
   Florida Coast Paper Holding Company, LLC. . . . . Delaware                50%
   GfA-Gesellschaft fur Altpapier und Rohstoffe mbh. Germany               33.3%
   ICO Inc.. . . . . . . . . . . . . . . . . . . . . Canada                  42%
   Indupa Vertriebgesellschaft mbh & Co. KG. . . . . Germany                 50%
   Indupa Grundstucksgesellschaft mbh. . . . . . . . Germany                 50%
   Interstate Packaging Corporation. . . . . . . . . New York                50%
   Laimbeer Packaging Company LLC. . . . . . . . . . Delaware                50%
   L & M Corrugated Container Corporation. . . . . . Illinois                50%
   MacMillan Bathurst. . . . . . . . . . . . . . . . Canada                  50%
   MacMillan Bathurst Inc. . . . . . . . . . . . . . Canada                  50%
   Mannkraft Corporation . . . . . . . . . . . . . . Pennsylvania            49%
   Maritime Containers Limited . . . . . . . . . . . Canada                  35%
   ORPACK-Stone Corporation. . . . . . . . . . . . . Delaware                49%
   Paper Recycling International, L.P. . . . . . . . Delaware                50%
   Paroco Rohstoffverwertung GmbH. . . . . . . . . . Germany                 49%
   Produits Forestiers Petit Paris Inc.. . . . . . . Canada                23.3%
   Rohstoffhandel Kiel GmbH. . . . . . . . . . . . . Germany               37.5%
   Rosenbloom Group Inc. . . . . . . . . . . . . . . Canada                  45%


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                                                   Organized Under    Percentage
                                                     the Laws of       Ownership
                                                     -----------       ---------
NON-CONSOLIDATED SUBSIDIARIES:
------------------------------
   S&G Packaging Company, LLC. . . . . . . . . . . . Delaware                65%
   Scieries Saugenay Limitee.. . . . . . . . . . . . Canada                23.3%
   Shanghai Stone Millennium Packaging and
        Paper Co. Ltd. . . . . . . . . . . . . . . . China                   50%
   Stirling Fibre (Holdings) Limited . . . . . . . . England               46.6%
   Stirling Fibre Limited. . . . . . . . . . . . . . England               46.6%
   Stirling Recycling Limited. . . . . . . . . . . . England               46.6%
   Stone-Billerud S.A. . . . . . . . . . . . . . . . Switzerland             50%
   Stone-Consolidated Corporation. . . . . . . . . . Canada                46.6%
   Stone-Consolidated (Europe) S.A.. . . . . . . . . Belgium               46.6%
   Stone-Consolidated (US) Corporation . . . . . . . Delaware              46.6%
   Stone Container (Hong Kong) Limited . . . . . . . Hong Kong               50%
   Stone Container Japan Co., Ltd. . . . . . . . . . Japan                   50%
   Tradepak Internacional S.A. de C.V. . . . . . . . Mexico                35.9%
   Tradepak International, Inc.. . . . . . . . . . . Delaware              35.9%
   Trans-Seal Corporation. . . . . . . . . . . . . . Japan                   50%
   Venepal S.A.C.A.. . . . . . . . . . . . . . . . . Venezuela             19.7%
   Venepal-Stone Forestal, S.A.. . . . . . . . . . . Venezuela               49%
   Vertriebsgesellschaft Rohstoffhandel Kiel GmbH. . Germany               37.5%